Calculation of Filing Fee Tables
S-8
Uxin Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value US$0.0001 per share	Other	900,000,000	$ 0.0094	$ 8,460,000.00	0.0001381	$ 1,168.33
Total Offering Amounts:						$ 8,460,000.00		$ 1,168.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,168.33
Offering Note
[1]	The Class A ordinary shares of Uxin Limited (the "Registrant") registered hereunder are represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing 300 Class A ordinary share, par value US$0.0001 per share. The Registrant's ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-225594). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2018 Fifth Amended and Restated Share Incentive Plan (the "Plan") of the Registrant. Any Class A ordinary share covered by an award granted under the Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan. Represents Class A ordinary shares to be issued pursuant to the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$2.82 per ADS (or US$0.0094 per Class A ordinary share), the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq Global Select Market on April 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources